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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               SEPTEMBER 25, 2002


                             BOSTON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)



        DELAWARE                        1-13087                04-2473675
(State or other jurisdiction        (Commission File        (I.R.S. Employer
     of incorporation)                   Number)           Identification No.)


                        111 HUNTINGTON AVENUE, SUITE 300
                        BOSTON, MASSACHUSETTS 02199-7610
              (Address of principal executive offices and zip code)

                                 (617) 236-3300
              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OF ASSETS.

       ACQUISITION OF 399 PARK AVENUE

       On September 25, 2002, Boston Properties Limited Partnership (together with its direct and indirect wholly-owned subsidiaries, "BPLP"), the operating partnership subsidiary of Boston Properties, Inc. (the "Company"), completed the acquisition of 399 Park Avenue, a 1.68 million square foot building in New York City ("399 Park Avenue"), for a purchase price of $1.06 billion. The seller was Citibank, N.A. The Company financed the acquisition in part with a $1.0 billion unsecured bridge loan that matures in September 2003. The interest rate and loan covenants with respect to the bridge loan are similar to those of the Company's unsecured line of credit.

       399 Park Avenue occupies the entire block from Lexington Avenue to Park Avenue, and from 53rd to 54th Streets in Midtown Manhattan. The building serves as the corporate headquarters of Citigroup, which occupies approximately 40% of the building. Other tenants include Lehman Brothers, Bingham McCutchen, Arnold & Porter, Wilmer Cutler & Pickering, and JP Morgan Chase. The building is fully leased, and more than 75% of the building is leased for terms in excess of ten years.

       The transaction was consummated through a newly-formed Delaware limited liability company, of which BPLP is the managing member. The total acquisition cost of approximately $1.06 billion, including purchase price and closing costs, was funded in part through the $1.00 billion bridge loan. The balance of the acquisition cost was paid in cash.

       This report contains forward-looking statements within the meaning of the Federal securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)    Financial Statements of Assets Acquired:

       Financial statements for 399 Park Avenue will be filed by amendment as soon as practicable, but not later than December 7, 2002

(b)    Pro Forma Financial Information:

       Pro forma financial information will be filed by amendment as soon as practicable, but not later than December 7, 2002.

(c)    Exhibits

       EXHIBIT NO.

       99.1 Purchase and Sale Agreement, dated as of August 28, 2002, by and between Citibank, N.A. and BP 399 Park Avenue LLC.

       99.2 Credit Agreement, dated as of September 25, 2002, by and among BPLP, BP 399 Park Avenue LLC, certain other BPLP subsidiaries, and the banks and others that are parties thereto.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 8, 2002


                                         BOSTON PROPERTIES, INC.



                                         By: /s/ Douglas T. Linde
                                             ---------------------------------
                                             Name:  Douglas T. Linde
                                             Title: Chief Financial Officer

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